Exhibit 10.1
AMENDMENT AND EXERCISE AGREEMENT
     AMENDMENT AND EXERCISE AGREEMENT (this “Agreement”), dated as of January 25, 2007, by and among Stinger Systems, Inc., a Nevada corporation (the “Company”), Bonanza Master Fund Ltd. (“Bonanza”), Tonga Partners, L.P. (“Tonga”), The Cuttyhunk Fund Limited (“Cuttyhunk”), and Anegada Master Fund, Ltd. (“Anegada”, and together with Bonanza, Tonga and Cuttyhunk, the “Holders”).
     WHEREAS, on or about December 30, 2004, the Company issued to each of the Holders Common Stock Purchase Warrants (collectively, the “2004 Warrants”) pursuant to which the Holders are entitled to purchase an aggregate of 999,999 shares (the “2004 Warrant Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), at an exercise price of $7.50, as adjusted; and
     WHEREAS, in connection with the issuance of the 2004 Warrants, the Company and the Holders entered into that certain Registration Rights Agreement dated December 30, 2004 (the “2004 Registration Rights Agreement”) pursuant to which the Company agreed to register the 2004 Warrant Shares; and
     WHEREAS, pursuant to and in accordance with the terms of this Agreement, the parties hereto desire: (i) to reduce the exercise price of the 2004 Warrants to $0.60 per share; (ii) for the Holders to exercise all of the 2004 Warrants for 999,999 shares of the Company’s Common Stock at an exercise price of $0.60 per share; (iii) for the Company to issue to the Holders new warrants in substantially the form of Exhibit A attached hereto (the “2007 Warrants”, and together with the 2004 Warrant Shares, the “Securities”) to purchase up to an aggregate of 1,500,000 shares (the “2007 Warrant Shares”) of the Company’s Common Stock at an exercise price of $2.00 per share; and (iv) to enter into a registration rights agreement substantially in the form of Exhibit B attached hereto (the “2007 Registration Rights Agreement”) pursuant to which the Company will agree to register the shares of the Company’s Common Stock issuable upon exercise of the 2004 Warrants and the 2007 Warrants in accordance with the terms thereof.
     NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:
     1. Waiver. The Holders hereby waive any effect of the provisions of Section 3 of the 2004 Warrants as a result of the amendment of the exercise price of the 2004 Warrants and the issuance of the 2007 Warrants, in each case pursuant to the terms of this Agreement, with the effect that the amendment of the exercise price of the 2004 Warrants and the issuance of the 2007 Warrants, in each case pursuant to the terms of this Agreement, shall not otherwise effect the exercise price of the 2004 Warrants.
     2. Amendment and Subsequent Exercise of 2004 Warrants.
          (a) Effective on the date hereof, the “Exercise Price” of the 2004 Warrants shall be $0.60 per share. In all other respects, the 2004 Warrants remain in effect without amendment.

          (b) Simultaneous with the execution and delivery of this Agreement, each Holder hereby agrees as follows: (i) Bonanza hereby exercises its 2004 Warrants and purchases 300,000 shares of the Company’s Common Stock at an exercise price of $0.60 per share; (ii) Tonga hereby exercises its 2004 Warrants and purchases 292,520 shares of the Company’s Common Stock at an exercise price of $0.60 per share; (iii) Cuttyhunk hereby exercises its 2004 Warrants and purchases 206,758 shares of the Company’s Common Stock at an exercise price of $0.60 per share; and (iv) Anegada hereby exercises its 2004 Warrants and purchases 200,721 shares of the Company’s Common Stock at an exercise price of $0.60 per share. Each Holder shall simultaneously deliver to the Company via wire transfer in immediately available funds an amount equal to the product of (x) the number of shares underlying such Holder’s respective 2004 Warrants multiplied by (y) $0.60. The Company shall deliver to each Holder a facsimile copy (with the original to be delivered to the Holder as soon as practicable following the consummation the transactions hereunder) of a certificate evidencing the number of shares underlying such Holder’s respective 2004 Warrants issued in the name of such Holder. Each Holder acknowledges and agrees that the shares of the Company’s Common Stock issued as a result of such exercise shall bear the following legend:
THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES OR “BLUE SKY” LAWS, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT AND ANY APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS AND AN OPINION OF LEGAL COUNSEL REASONABLY ACCEPTABLE TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED.
     3. Issuance of 2007 Warrants; Delivery of 2007 Registration Rights Agreement; Termination of Prior Agreements.
          (a) Simultaneous with the execution and delivery of this Agreement (i) the Company shall deliver to each Holder the 2007 Warrants, in each case in accordance with Schedule I attached hereto and (ii) the Company and each of the Holders shall execute and deliver the 2007 Registration Rights Agreement.
          (b) Effective as of the date hereof, each of the 2004 Registration Rights Agreement and that certain Securities Purchase Agreement dated December 30, 2004 (the “2004 Securities Purchase Agreement”) by and among the Company and the parties thereto is hereby terminated, together with any rights, obligations and claims of the parties thereunder.
     4. Representations and Warranties of the Company. The Company hereby represents and warrants to each Holder as follows:
          (a) The Company has all requisite corporate power and authority to execute, deliver and perform this Agreement. All corporate action on the part of the Company and its officers, directors and stockholders necessary for the authorization, execution, delivery and performance of all obligations of the Company under this Agreement has been or will be taken prior to or concurrently with the execution and delivery of this Agreement in compliance with applicable law and agreements. This Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally or by equitable principles, (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (c) to the extent that the enforceability of the indemnification provisions may be limited by applicable laws.
          (b) The 2004 Warrant Shares have been duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and non-assessable.
          (c) The 2007 Warrants constitute the legal, valid and binding obligation of the Company, enforceable against it in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable upon exercise of the 2007 Warrants, and upon exercise in accordance with their terms, the 2007 Warrant Shares will be duly authorized, validly issued, fully paid and non-assessable.
     5. Representations and Warranties of the Holders. Each Holder, severally and not jointly, hereby represents and warrants to the Company as follows:
          (a) Such Holder has all requisite power and authority to execute, deliver and perform this Agreement. All action on the part of the Holder and its officers, directors, partners, members and stockholders necessary for the authorization, execution, delivery and performance of all obligations of such Holder under this Agreement has been or will be taken prior to or concurrently with the execution and delivery of this Agreement in compliance with applicable law and agreements. This Agreement constitutes a valid and legally binding obligation of such Holder, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally or by equitable principles, (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (c) to the extent that the enforceability of the indemnification provisions may be limited by applicable laws.
          (b) Such Holder is an “accredited investor” within the meaning of Rule 501 promulgated pursuant to the Securities Act of 1933, as amended (the “Securities Act”).
          (c) Such Holder is acquiring the Securities as principal for its own account for investment purposes only and not with a view to or for distributing such Securities or any part thereof in violation of applicable federal and state securities laws; provided, however that such representation is made without prejudice to such Holder’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Securities for any period of time.

          (d) Such Holder understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of U.S. federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Holder’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of the Holder set forth in this Section 5 in order to determine the availability of such exemption and the eligibility of the Holder to acquire the Securities.
          (e) Such Holder is not acquiring the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.
          (f) Such Holder acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing therein; (ii) access to public information about the Company and its subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional public information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of such Holder or its representatives or counsel shall modify, amend or affect such Investor’s right to rely on the truth, accuracy and completeness of the Company’s representations and warranties contained in this Agreement.
          (g) Such Holder has independently evaluated the merits of its decision to purchase the Securities pursuant to this Agreement, such decision has been independently made by such Holder and such Holder confirms that it has only relied on the advice of its own business and/or legal counsel and not on the advice of any other Holder’s business and/or legal counsel in making such decision.
          (h) Such Holder acknowledges and understands that its investment in the Securities involves a significant degree of risk, including, without limitation that (i) an investment in the Company is not without risk and (ii) in the event of a disposition of the Securities, the Holder could sustain the loss of its entire investment.
          (i) Such Holder understands that except as otherwise provided in this Agreement and the 2007 Registration Rights Agreement, the Securities have not been and are not being registered under the Securities Act or any applicable state securities laws and, consequently, the Holder may have to bear the risk of owning the Securities for an indefinite period of time because the 2007 Warrants may not be transferred unless (i) the resale of the Securities is registered pursuant to an effective registration statement under the Securities Act; or the Securities are sold or transferred pursuant to Rule 144.

     6. MISCELLANEOUS.
          (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (EXCLUDING NEW YORK CONFLICT OF LAWS RULES) APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THE STATE OF NEW YORK.
          (b) Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.
          (c) No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the parties hereto.
          (d) This Agreement constitutes the entire agreement among the parties and supersedes any prior understandings, agreements or representations by or among the parties, written or oral, to the extent they related in any way to the subject matter hereof.
          (e) Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore, each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity. The parties agree that they shall be entitled to enforce specifically the terms and provisions of this Agreement in any court of law, this being in addition to any other remedy to which they are entitled at law or in equity.
          (f) This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.
          (g) Effective as of the date hereof, except for Claims (as defined below) a Holder may have under the 2007 Warrants and the 2007 Registration Rights Agreement, each Holder, for and on behalf of such Holder and its successors and assigns, as applicable (collectively, the “Holder Releasing Parties”), hereby irrevocably and unconditionally releases and forever discharges the Company and its directors, officers, stockholders, agents, past or present employees, representatives, attorneys, predecessors, successors, parents, affiliates, insurers, heirs, executors, administrators and assigns, and all persons acting by, through, under or in concert with any of them (collectively, the “Released Parties”), of and from any and all actions, causes of action, suits, debts, charges and expenses (including attorneys’ fees and costs), of any nature whatsoever, whether arising out of federal, state or local statute, rule or ordinance and any other claims in law or equity, whether asserted or unasserted, known or unknown, fixed or contingent, direct or indirect (collectively, the “Claims”), which the Holder Releasing Parties ever had or now has, or hereafter may have against the Released Parties, or any of them, arising under the 2004 Registration Rights Agreement, the 2004 Warrants or the 2004 Securities Purchase Agreement.
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     IN WITNESS WHEREOF, the Company and the Holders have caused this Agreement to be signed by a duly authorized officer as of the date above.

STINGER SYSTEMS, INC.

By:	/s/ David J. Meador
Name: David J. Meador
Title: Chief Financial Officer

BONANZA MASTER FUND LTD.

By:	/s/ Brian Ladin
Name: Brian Ladin
Title: Partner

TONGA PARTNERS, L.P.

By:	/s/ J. Carlo Cannell
Name: J. Carlo Cannell
Title: General Partner

THE CUTTYHUNK FUND LIMITED

By:	/s/ Geoffrey M. Lewis
Name: Geoffrey M. Lewis
Title: Director

ANEGADA MASTER FUND, LTD.

By:	/s/ J. Carlo Cannell
Name: J. Carlo Cannell
Title: Director & Investment Adviser

SCHEDULE I

Name	Number of 2007 Warrants
Bonanza Master Fund Ltd.	450,000
Tonga Partners, L.P.	438,781
The Cuttyhunk Fund Limited	310,138
Anegada Master Fund, Ltd.	301,082